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                      PHILIPS INTERNATIONAL REALTY CORP.

                             LIST OF SUBSIDIARIES

         PHILIPS FOREST ASSOCIATES, L.P.
         PHILIPS MERRICK ASSOCIATES, L.P.
         PHILIPS BRANHAVEN ASSOCIATES, L.P.
         PHILIPS ENFIELD ASSOCIATES, L.P.
         PHILIPS MEADOWBROOK ASSOCIATES, L.P.
         PHILIPS AVENUE U ASSOCIATES, L.P.
         PHILIPS LAKE MARY ASSOCIATES, L.P.
         PALM SPRINGS MILE ASSOCIATES, LTD
         FOXBOROUGH SHOPPING L.L.C.
         DELRAN SHOPPING L.L.C.
         PHILIPS FOREST SUB-I, INC.
         PHILIPS MERRICK SUB-II, INC.
         PHILIPS BRANHAVEN SUB-III, INC.
         PHILIPS ENFIELD SUB-IV, INC.
         PHILIPS MEADOWBROOK SUB-V, INC.
         PHILIPS AVENUE U SUB-VI, INC.
         PHILIPS LAKE MARY SUB-VII, INC.
         PHILIPS PALM SPRINGS SUB-VIII, INC.
         PHILIPS FOXBOROUGH SUB-IX, INC.
         PHILIPS DELRAN SUB-X, INC.